Exhibit 99.1

FOR RELEASE AT 6:30 A.M. ET, TUESDAY, FEB. 21, 2012

Investors:	Valerie Haertel	Media:	Lowell Weiner
	(201) 269-5781		(201) 269-6986
	valerie_haertel@medco.com		lowell_weiner@medco.com

Medco Delivers Record Fourth-Quarter and Full-Year 2011 Earnings

Fourth-Quarter 2011 GAAP Diluted EPS of $1.08, Up 22.7 Percent;

Diluted EPS of $1.14 Excluding Merger-Related Expenses, Up 29.5 Percent;

Diluted EPS Excluding All Intangible Amortization and Merger-Related Expenses of $1.25, Up 26.3 Percent

Full-Year 2011 GAAP Diluted EPS of $3.62, Up 14.6 Percent;

Diluted EPS of $3.74 Excluding Merger-Related Expenses, Up 18.4 Percent;

Diluted EPS Excluding All Intangible Amortization and Merger-Related Expenses of $4.17, Up 17.5 Percent

Fourth-Quarter 2011 Highlights:

•

Record GAAP diluted earnings per share (EPS) of $1.08 increased 22.7 percent; Diluted EPS of $1.14, excluding $43.6 million of expenses associated with the pending merger with Express Scripts, Inc., increased 29.5 percent over $0.88 in fourth-quarter 2010

•	Record diluted EPS, excluding all intangible amortization and merger-related expenses, increased 26.3 percent to $1.25 from $0.99 in fourth-quarter 2010

•	Total net revenues increased 12.2 percent to a record of nearly $19.0 billion, with service revenues up 18.3 percent to a record $413.6 million

•	Gross margin increased to a record $1.28 billion, representing a gross margin percentage of 6.7 percent

•

EBITDA (Earnings Before Interest and Other Income/Expense, Taxes, Depreciation and Amortization) increased 14.4 percent to a record $899.6 million and EBITDA per adjusted prescription increased 6.2 percent to $3.42 when excluding merger-related expenses

•	Mail-order prescriptions increased 9.0 percent to a record 30.4 million, with generic volumes increasing 14.9 percent to a record 20.1 million

•	Generic dispensing rate increased 2.5 percentage points to a record 74.7 percent

•	Specialty pharmacy revenues increased 28.3 percent to a record $3.8 billion, with an increase in operating income of 44.3 percent to a record $158.6 million

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 2

Full-Year 2011 Highlights:

•

Record GAAP diluted EPS of $3.62 increased 14.6 percent; Diluted EPS of $3.74, excluding $80.2 million of expenses associated with the pending merger with Express Scripts, Inc., increased 18.4 percent over $3.16 in 2010

•	Record diluted EPS, excluding all intangible amortization and merger-related expenses, increased 17.5 percent to $4.17 from $3.55 in 2010

•	Total net revenues increased 6.2 percent to a record $70.1 billion, with service revenues up 39.0 percent to a record $1.5 billion

•	Gross margin increased to a record $4.62 billion, representing a gross margin percentage of 6.6 percent

•	EBITDA increased 6.6 percent to a record $3.2 billion and EBITDA per adjusted prescription increased 3.9 percent to a full-year record of $3.23 when excluding merger-related expenses

•	Mail-order prescriptions increased 3.0 percent to a record 113.1 million, with generic volumes increasing 8.3 percent to a record 73.2 million

•	Generic dispensing rate increased 2.8 percentage points to a full-year record 73.8 percent

•	Specialty pharmacy revenues increased 18.5 percent to a record $13.4 billion, with an increase in operating income of 27.9 percent to a record $560.6 million

FRANKLIN LAKES, N.J., February 21, 2012 – Medco Health Solutions, Inc. (NYSE: MHS) today reported record fourth-quarter 2011 GAAP diluted EPS of $1.08, an increase of 22.7 percent, which includes expenses associated with the pending merger with Express Scripts, Inc. of $43.6 million before provision for income taxes. When excluding these merger-related expenses, diluted EPS increased 29.5 percent over fourth-quarter 2010. Adjusting for all amortization of intangible assets and excluding merger-related expenses, fourth-quarter 2011 diluted earnings per share increased 26.3 percent to a record $1.25, up from $0.99 in the fourth quarter of 2010. (Please see Table 4a for results excluding merger-related expenses.) As mentioned in Medco’s original guidance, full-year 2011 includes a 53 week fiscal calendar, compared to 52 weeks in 2010. The additional week is included in fourth-quarter 2011 results and did not have a material effect on earnings.

Medco also reported record full-year 2011 GAAP diluted EPS of $3.62, an increase of 14.6 percent, which includes expenses associated with the pending merger with Express Scripts, Inc. of $80.2 million before provision for income taxes. When excluding these merger-related expenses, diluted EPS increased 18.4 percent over full-year 2010. Adjusting for all amortization of intangible assets and excluding the aforementioned merger-related expenses, full-year 2011 diluted earnings per share increased 17.5 percent to a record $4.17, up from $3.55 in 2010. (Please see Table 4a for results excluding merger-related expenses.)

“Our record earnings for the quarter and the year continue to be driven by our model that delivers significant drug cost savings to our clients and patients while also driving down the total cost of healthcare through highly-differentiated clinical innovation. Our strong operating performance resulted in fourth quarter and full-year 2011 records that include revenues, gross margin dollars, EBITDA, prescription volumes, generic dispensing rates, and full-year EBITDA per adjusted script,” said David B. Snow Jr., chairman and chief executive officer of Medco.

“On February 10, Medco and Express Scripts certified that we substantially complied with the second request from the Federal Trade Commission (FTC). As we look ahead, we remain confident that our merger with Express Scripts, Inc. will close in the first half of 2012. We continue to strongly believe that the combined company will be best positioned to drive down prescription costs for America while also delivering advanced pharmacy services and solutions to help solve America’s most pressing healthcare challenges. Finally, as we have stated many times over the years, our ability to generate shareholder value is directly tied to our success in lowering healthcare costs for clients and patients,” added Snow.

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 3

Fourth-quarter Financial and Operational Results

Medco reported fourth-quarter 2011 net revenues of nearly $19.0 billion, representing a 12.2 percent increase over fourth-quarter 2010. As mentioned in Medco’s original guidance, all fourth-quarter 2011 financial measures reflect a 14 week fourth-quarter fiscal reporting calendar, compared to 13 weeks in fourth-quarter 2010. (Please see table 9.) The increase in net revenues also reflects the result of contributions from new client wins and higher prices charged by brand-name pharmaceutical manufacturers, partially offset by higher volumes of lower-priced generic drugs. This performance includes service revenue growth of 18.3 percent, reflecting increased revenues from United BioSource (UBC) and growth in Medco’s client service offerings company wide.

Medco’s generic dispensing rate increased 2.5 percentage points from fourth-quarter 2010 to a record 74.7 percent. The mail-order generic dispensing rate increased 3.2 percentage points to a record 66.1 percent, while the retail generic dispensing rate increased 2.4 percentage points to a record 76.2 percent. The year-over-year improvement in the overall generic dispensing rate drove incremental savings in fourth-quarter 2011 of approximately $900 million for Medco’s clients and members.

Total adjusted prescription volume of 263.1 million increased 7.7 percent over fourth-quarter 2010 reflecting the extra week of volume in fourth-quarter 2011. Mail-order prescription volume increased 9.0 percent to 30.4 million also reflecting continued steady utilization trends. Importantly, generic mail-order prescription volumes increased 14.9 percent to 20.1 million, while brand-name mail-order prescription volumes decreased 1.0 percent to 10.3 million in the fourth quarter of 2011.

Retail prescription volumes increased 7.0 percent from fourth-quarter 2010, to a record 172.7 million. The fourth-quarter 2011 adjusted mail-order penetration rate of 34.4 percent was 50 basis points higher than the fourth quarter of 2010.

Total gross margin for fourth-quarter 2011 reached a record $1.28 billion, increasing more than 10 percent from fourth-quarter 2010. The total gross margin percentage of 6.7 percent was 20 basis points lower than fourth-quarter 2010.

Total selling, general and administrative expenses (SG&A) of $481.7 million increased 12.4 percent from fourth-quarter 2010. Excluding merger-related expenses of $42.3 million, total SG&A expenses were $439.4 million which represents growth of 2.5 percent over fourth-quarter 2010. The merger-related expenses primarily include legal fees and employee retention-related expenses. An additional $1.3 million in merger-related expenses is included in cost of revenues.

EBITDA reached a record $856.0 million for fourth-quarter 2011. Excluding merger-related expenses, EBITDA for the quarter was also a record $899.6 million, an increase of 14.4 percent or $113.1 million over the same period last year. The associated EBITDA per adjusted prescription for fourth-quarter 2011 reached $3.42, up 6.2 percent from $3.22 in the fourth quarter of 2010 (please see Table 6).

Total interest and other (income) expense, net, of $51.7 million in fourth-quarter 2011 increased $1.3 million compared to the same period in 2010.

Income before the provision for income taxes was a record $673.7 million for fourth-quarter 2011. Excluding merger-related expenses, income before the provision for income taxes increased 18.1 percent to a record $717.3 million, compared to $607.3 million for the fourth quarter of 2010.

The fourth-quarter 2011 effective tax rate was 37.0 percent compared to 37.7 percent in fourth-quarter 2010.

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 4

Net income was a record $424.4 million for fourth-quarter 2011. Excluding merger-related expenses, net income increased 19.4 percent over the same quarter last year to a record $451.9 million.

Full-Year Financial and Operational Results

Full-year 2011 net revenues increased 6.2 percent over 2010 to a record $70.1 billion. Full-year 2011 revenues reflect 53 weeks of activity in Medco’s fiscal reporting calendar, when compared to 52 weeks in 2010. (Please see Table 9.) The increase in net revenue also reflects contributions from new client wins and higher prices charged by brand-name pharmaceutical manufacturers, partially offset by higher volumes of lower-priced generic drugs. Included in this performance was service revenue growth of 39.0 percent, reflecting the UBC acquisition on September 16, 2010, and growth in Medco’s client service offerings company wide.

Medco’s generic dispensing rate increased 2.8 percentage points from 2010 to a full-year record 73.8 percent. The mail-order generic dispensing rate increased 3.3 percentage points to a full-year record of 64.8 percent, while the retail generic dispensing rate increased 2.6 percentage points to a full-year record 75.3 percent. The year-over-year improvement in the overall generic dispensing rate drove incremental savings in 2011 of approximately $3.6 billion for Medco’s clients and members.

Total adjusted prescription volume was 980.7 million, an increase of 2.5 percent over full-year 2010 reflecting the extra week of volume in fiscal 2011. Mail-order prescription volume increased 3.0 percent to a record 113.1 million also reflecting continued steady utilization trends. For full-year 2011 generic prescription volumes at mail increased 8.3 percent to a record 73.2 million, while brand-name prescription volumes decreased 5.5 percent to 39.9 million.

Retail prescription volumes increased 2.2 percent from 2010, to a record 644.3 million. The full-year 2011 adjusted mail-order penetration rate of 34.3 percent was 20 basis points higher than 2010.

Total gross margin for full-year 2011 increased over 6.5 percent from 2010 and reached a record $4.62 billion. The total gross margin percentage of 6.6 percent was consistent with full-year 2010.

Total SG&A expenses of $1.74 billion increased 12.5 percent from full-year 2010. Excluding merger-related expenses of $77.9 million, total SG&A expenses were $1.67 billion which represents growth of 7.5 percent over full-year 2010. When also excluding the effect of the UBC acquisition, SG&A increased by 2.6 percent. The remaining $2.3 million of full-year merger-related expenses is included in cost of revenues.

EBITDA represented a record $3.09 billion for full-year 2011. Excluding merger-related expenses, EBITDA reached a record $3.17 billion, an increase of 6.6 percent, or $196.6 million, over 2010. The associated EBITDA per adjusted prescription for 2011 reached a full-year record $3.23, up 3.9 percent from $3.11 in 2010 (please see Table 6).

Total interest and other (income) expense, net, of $209.8 million in full-year 2011 increased $46.7 million compared to 2010, reflecting higher debt levels from the $1.0 billion senior notes issuance in September 2010 associated with the acquisition of UBC.

Income before the provision for income taxes was a record $2,375.8 million for full-year 2011. Excluding merger-related expenses, income before the provision for income taxes increased 5.2 percent to a record $2,456.0 million, compared to $2,334.2 million for 2010.

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 5

The full-year 2011 effective tax rate was 38.7 percent compared to 38.9 percent in full-year 2010.

Net income was a record $1.46 billion for full-year 2011. Excluding merger-related expenses, net income increased 5.5 percent over 2010 to a record $1.51 billion.

Cash flows from operating activities were $1,282.4 million in 2011 compared to $2,344.7 million in 2010. The decline from 2010 is primarily attributed to three factors. First, the 53-week fiscal year in 2011 results in a cut-off in the low cash point of our bi-weekly client billing and retail pharmacy reimbursement cycle, resulting in a decline of well over $400 million. Second, the 53-week fiscal year includes two quarters of calendar year-end pre-payments, one each for 2010 and 2011. This resulted in a reduction of over $300 million. Third, included in our 2010 results was a one-time collection of an approximately $200 million income tax receivable from the Internal Revenue Service.

Specialty Pharmacy

For fourth-quarter 2011, revenues for Accredo Health Group grew 28.3 percent to a record $3.8 billion. For full-year 2011, Accredo’s revenues increased 18.5 percent to a record $13.4 billion. This strong performance primarily reflects growth in prescription volumes including the extra week of volume in fiscal 2011, increases in manufacturer brand pricing, broader utilization of specialty products, and the impact of recently introduced drugs. Product categories that experienced the highest levels of revenue growth include multiple sclerosis, rheumatoid arthritis, oncology, and hepatitis.

The Accredo fourth-quarter 2011 gross margin percentage decreased to 6.3 percent compared to 6.5 percent for the same period in 2010. Accredo’s full-year 2011 gross margin percentage was 6.6 percent compared to 6.8 percent in 2010. The decline in gross margin primarily reflects product and channel mix.

Accredo’s operating income for fourth-quarter 2011 grew 44.3 percent to a record $158.6 million. Full-year operating income increased 27.9 percent to a record $560.6 million from $438.2 million in 2010, driven primarily by the revenue growth and operating efficiencies.

Share Repurchase Programs

As a result of the pending merger, there were no share repurchases made during the fourth quarter of 2011. For full-year 2011, Medco repurchased 29.3 million shares through a pre-authorized trading plan at a cost of $1.787 billion, reflecting an average per-share cost of $60.93. On an inception-to-date basis, since repurchases commenced in 2005, Medco has repurchased 285.5 million shares at a cost of $12.85 billion reflecting an average share price of $45.00.

Richard Rubino, chief financial officer, noted “We ended the year with record performance, including a 31.6 percent return on invested capital, a testament to the strong underlying fundamentals of our business. The introduction of generic Lipitor contributed three cents to fourth quarter EPS as anticipated, and it will continue as a strong contributor in 2012 during the most significant wave of new generic availability in our industry’s history.”

Use of Non-GAAP Measures

Medco calculates and uses EBITDA and EBITDA per adjusted prescription as indicators of its ability to generate cash from its reported operating results. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, Medco believes that EBITDA and EBITDA per adjusted prescription are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 6

service debt and make capital expenditures. EBITDA does not represent funds available for Medco’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data, as measured under U.S. generally accepted accounting principles (GAAP). The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. EBITDA, and the associated year-to-year trends, should not be considered in isolation. Medco’s calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies. Additionally, we have calculated the 2011 EBITDA excluding the pre-tax merger-related expenses associated with the pending Express Scripts merger, as the expenses are not considered an indicator of ongoing company performance.

EBITDA per adjusted prescription is calculated by dividing EBITDA by the adjusted prescription volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis, providing insight into the cash-generating ability of each prescription. EBITDA, and as a result, EBITDA per adjusted prescription, are affected by the changes in prescription volumes between retail and mail order, the relative mix of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business. Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

Medco uses diluted earnings per share, excluding all intangible amortization, as a supplemental measure of operating performance. Medco believes that diluted earnings per share, excluding all intangible amortization, is a valuable supplemental measurement tool used by analysts and investors to compare our overall operating performance with our industry peers. Additionally, we have calculated the 2011 diluted EPS excluding the merger-related expenses associated with the pending Express Scripts merger, as the expenses are not considered an indicator of ongoing company performance.

Conference Call

Management will hold a conference call to review Medco’s financial results and operating outlook on February 21, 2012 at 8:30 a.m. ET.

To access the live conference call via telephone:

Dial in: (800) 949-5383 from inside the U.S., or (706) 679-3440 from outside the U.S.

To access the live webcast:

Visit the Investor Relations section at www.medcohealth.com/investor.

For a replay of the call:

A replay of the call will be available after the event on February 21, 2012 through March 2, 2012. Dial in: (800) 585-8367 or (855) 859-2056 from inside the U.S., or (404) 537-3406 from outside the U.S. Please use passcode 47059635.

About Medco

Medco Health Solutions, Inc. (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its proprietary solutions, clinical research and innovations are part of Medco, making medicine smarter™ for millions of Americans.

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 7

With more than 20,000 employees worldwide dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2011 revenues of $70 billion, Medco ranks 34th on the 2011 Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.

For more information, go to http://www.medcohealth.com.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those set forth below.

•

We have entered into the Merger Agreement with Express Scripts. Express Scripts and the Company may be unable to obtain regulatory approvals required for the mergers contemplated by the Merger Agreement (collectively, “the Merger”) or may be required to accept conditions that could reduce the anticipated benefits of the Merger as a condition to obtaining regulatory approvals; the length of time necessary to consummate the proposed Merger may be longer than anticipated; a condition to closing of the Merger may not be satisfied; problems may arise in successfully integrating the businesses of Express Scripts and the Company; Express Scripts may be unable to realize the synergies expected from the Merger; the Merger may involve unexpected costs; the businesses may suffer as a result of uncertainty surrounding the proposed Merger and the industry may be subject to future risks that are described elsewhere in our Annual Report on Form 10-K and in other Securities and Exchange Commission (“SEC”) reports filed by Express Scripts and the Company;

•	Competition in the PBM, specialty pharmacy and broader healthcare industry is intense and could impair our ability to attract and retain clients;

•

The failure to retain our key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues, harm to our reputation and decreased profitability;

•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•

If we are not successful in the continued execution of our retiree strategy, including the potential loss of Medicare Part D-eligible members, our business and financial results could be adversely impacted;

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 8

•

If we, or our suppliers or service providers fail to comply with complex and evolving laws and regulations domestically and internationally, we could suffer penalties, be required to pay substantial damages and/or make significant changes to our operations;

•

If we do not continue to earn and retain purchase discounts, rebates and service fees from manufacturers at current levels, or maintain productive relationships with the constituents in our retail networks, our gross margins may decline;

•

From time to time we engage in transactions to acquire other companies or businesses and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;

•

New legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable information could limit our ability to use information critical to the operation of our business;

•

Our Specialty Pharmacy business is dependent on our relationships with a limited number of pharmaceutical and biotechnology suppliers. As such, the loss of one or more of these relationships, or limitations on our ability to provide services to these suppliers, could significantly impact our ability to sustain and/or improve our financial performance;

•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

•

Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased billing, cash application and credit risks. Additionally, current economic conditions may expose us to increased credit risk;

•	Changes in reimbursement, including reimbursement for durable medical equipment, could negatively affect our revenues and profits;

•

Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products;

•

Demand for our clinical research services depends on the willingness of companies in the pharmaceutical and biotechnology industries to continue to outsource clinical development and on our reputation for independent, high-quality scientific research and evidence development;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	We are subject to a corporate integrity agreement and noncompliance may impede our ability to conduct business with the federal government;

Medco Fourth-Quarter, Full-Year 2011 Earnings, Page 9

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance and liquidity;

•	We may be subject to liability claims for damages and other expenses not covered by insurance;

•	Failure to maintain the security of our technology infrastructure, or information systems, or those of our third party providers could adversely affect our business;

•	Significant disruptions to our infrastructure or any of our facilities due to failure of technology or some other catastrophic event could adversely impact our business;

•

Business process and technology infrastructure improvements associated with our agile enterprise initiative may not be successfully or timely implemented or may fail to operate as designed and intended, causing the Company’s performance to suffer;

•	We may be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;

•	We are subject to certain risks associated with our international operations; and

•

Anti-takeover provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC.

Medco Health Solutions, Inc.

Consolidated Statements of Income

Includes Merger-Related Expenses (1)

(In millions, except for per share data)

Table 1.

	September 30,	September 30,	September 30,	September 30,
	Quarters Ended		Full Years Ended
	December 31, 2011 (1) (2)	December 25, 2010	December 31, 2011 (1) (2)	December 25, 2010
Product net revenues (Includes retail co-payments of $2,342 and $2,275 in the fourth quarters of 2011 and 2010, and $9,250 and $9,241 in the full years ended 2011 and 2010)	$18,574.6	$16,580.5	$68,563.3	$64,889.4
Service revenues	413.6	349.7	1,500.0	1,078.9

Total net revenues	18,988.2	16,930.2	70,063.3	65,968.3

Cost of operations:
Cost of product net revenues (Includes retail copayments of $2,342 and $2,275 in the fourth quarters of 2011 and 2010, and $9,250 and $9,241 in the full years ended 2011 and 2010)	17,552.0	15,637.1	64,919.0	61,302.4
Cost of service revenues	156.8	131.9	522.1	330.8

Total cost of revenues	17,708.8	15,769.0	65,441.1	61,633.2
Selling, general and administrative expenses	481.7	428.5	1,744.7	1,550.4
Amortization of intangibles	72.3	75.0	291.9	287.4
Interest expense	52.1	49.5	208.5	172.5
Interest (income) and other (income) expense, net	(0.4)	0.9	1.3	(9.4)

Total costs and expenses	18,314.5	16,322.9	67,687.5	63,634.1

Income before provision for income taxes	673.7	607.3	2,375.8	2,334.2
Provision for income taxes	249.3	228.8	920.1	906.9

Net income	$424.4	$378.5	$1,455.7	$1,427.3

Basic weighted average shares outstanding	387.8	421.4	394.7	443.0
Basic earnings per share	$1.09	$0.90	$3.69	$3.22

Diluted weighted average shares outstanding	394.7	430.2	402.3	451.8
Diluted earnings per share	$1.08	$0.88	$3.62	$3.16

(1)	Includes pre-tax merger-related expenses of $43.6 million for the fourth quarter and $80.2 million for the full year of 2011 associated with the pending Express Scripts merger, with $42.3 million and $77.9 million, respectively, in SG&A expenses, and $1.3 million and $2.3 million, respectively, in Cost of product net revenues. Please refer to Table 4a for results excluding merger-related expenses.

(2)	14-week fiscal quarter and 53-week fiscal year.

Medco Health Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

Table 2.

	September 30,	September 30,
	December 31, 2011	December 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$229.1	$853.4
Short-term investments	2.6	56.7
Manufacturer accounts receivable, net	2,132.7	1,895.1
Client accounts receivable, net	2,737.6	2,553.1
Inventories, net	897.8	1,013.2
Prepaid expenses and other current assets	400.7	75.8
Deferred tax assets	280.0	238.4

Total current assets	6,680.5	6,685.7
Property and equipment, net	1,108.4	993.6
Goodwill	6,953.8	6,939.5
Intangible assets, net	2,148.0	2,409.8
Other noncurrent assets	72.1	68.7

Total assets	$16,962.8	$17,097.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Claims and other accounts payable	$3,375.5	$3,495.4
Client rebates and guarantees payable	2,357.7	2,453.2
Accrued expenses and other current liabilities	973.4	910.2
Short-term debt	42.7	23.6
Current portion of long-term debt	2,000.0	—

Total current liabilities	8,749.3	6,882.4
Long-term debt, net	3,001.6	5,003.6
Deferred tax liabilities	988.4	985.1
Other noncurrent liabilities	214.1	239.4

Total liabilities	12,953.4	13,110.5

Total stockholders’ equity	4,009.4	3,986.8

Total liabilities and stockholders’ equity	$16,962.8	$17,097.3

	September 30,		September 30,
	December 31, 2011		December 25, 2010
Balance Sheet Debt
Accounts receivable financing facility	$—		$—
Other short-term debt	42.7		23.6
Senior unsecured revolving credit facility	1,000.0	(1)	1,000.0
Senior unsecured term loan	1,000.0	(1)	1,000.0
7.25% senior notes due 2013, net of unamortized discount	499.1		498.7
6.125% senior notes due 2013, net of unamortized discount	299.5		299.2
2.75% senior notes due 2015, net of unamortized discount	499.9		499.8
7.125% senior notes due 2018, net of unamortized discount	1,191.2		1,190.1
4.125% senior notes due 2020, net of unamortized discount	499.0		498.9
Fair value of interest rate swap agreements	12.9		16.9

Total debt	$5,044.3		$5,027.2

(1)	Reflected as current portion of long-term debt on the balance sheet as of December 31, 2011.

Medco Health Solutions, Inc.

Consolidated Statements of Cash Flows

(In millions)

Table 3.

	September 30,	September 30,
	Full Years Ended
	December 31, 2011 (1)	December 25, 2010
Cash flows from operating activities:
Net income	$1,455.7	$1,427.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	213.1	189.5
Amortization of intangibles	291.9	287.4
Deferred income taxes	(80.0)	(114.2)
Stock-based compensation on employee stock plans	170.1	155.1
Tax benefit on employee stock plans	85.6	94.9
Excess tax benefits from stock-based compensation arrangements	(42.9)	(52.0)
Other	136.3	131.2
Net changes in assets and liabilities (net of acquisition effects):
Manufacturer accounts receivable, net	(221.1)	(129.7)
Client accounts receivable, net	(303.7)	(550.2)
Income taxes receivable	(3.0)	194.3
Inventories, net	146.6	271.0
Prepaid expenses and other current assets	(314.7)	1.5
Other noncurrent assets	(8.2)	(5.4)
Claims and other accounts payable	(155.7)	(18.9)
Client rebates and guarantees payable	(95.5)	346.3
Accrued expenses and other current and noncurrent liabilities	7.9	116.6

Net cash provided by operating activities	1,282.4	2,344.7

Cash flows from investing activities:
Capital expenditures	(324.6)	(250.1)
Purchases of securities and other assets	(44.7)	(58.4)
Acquisitions of businesses, net of cash acquired	(15.0)	(752.5)
Proceeds from sale of securities and other investments	56.7	41.5

Net cash used by investing activities	(327.6)	(1,019.5)

Cash flows from financing activities:
Proceeds from long-term debt	11,687.2	4,703.7
Repayments on long-term debt	(11,687.2)	(3,730.5)
Proceeds from accounts receivable financing facility and other	1,462.1	557.8
Repayments under accounts receivable financing facility	(1,443.0)	(550.0)
Debt issuance costs	(0.3)	(8.3)
Purchases of treasury stock	(1,786.6)	(4,124.8)
Excess tax benefits from stock-based compensation arrangements	42.9	52.0
Net proceeds from employee stock plans	145.8	100.1

Net cash used by financing activities	(1,579.1)	(3,000.0)

Net decrease in cash and cash equivalents	(624.3)	(1,674.8)
Cash and cash equivalents at beginning of year	853.4	2,528.2

Cash and cash equivalents at end of year	$229.1	$853.4

(1)	53-week fiscal year.

Medco Health Solutions, Inc.

Consolidated Income Statement Results

Includes Merger-Related Expenses (1)

(Unaudited)

(In millions, except for per share data)

Table 4.

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	Quarter Ended			Quarter Ended	Full Year Ended			Full Year Ended
	December 31, 2011 (1) (2) (3)	Variance		December 25, 2010 (2)	December 31, 2011 (1) (2) (3)	Variance		December 25, 2010 (2)
Consolidated income statement results
Retail product revenues (4)	$11,263.5	$1,005.5	9.8%	$10,258.0	$41,907.3	$1,698.0	4.2%	$40,209.3
Mail-order product revenues	7,311.1	988.6	15.6%	6,322.5	26,656.0	1,975.9	8.0%	24,680.1

Total product net revenues (4)	18,574.6	1,994.1	12.0%	16,580.5	68,563.3	3,673.9	5.7%	64,889.4

Client and other service revenues	267.7	44.3	19.8%	223.4	972.2	148.9	18.1%	823.3
Manufacturer service revenues	145.9	19.6	15.5%	126.3	527.8	272.2	N/M *	255.6

Total service revenues	413.6	63.9	18.3%	349.7	1,500.0	421.1	39.0%	1,078.9

Total net revenues (4)	18,988.2	2,058.0	12.2%	16,930.2	70,063.3	4,095.0	6.2%	65,968.3

Cost of product net revenues (4)	17,552.0	1,914.9	12.2%	15,637.1	64,919.0	3,616.6	5.9%	61,302.4
Cost of service revenues	156.8	24.9	18.9%	131.9	522.1	191.3	57.8%	330.8

Total cost of revenues (4)	17,708.8	1,939.8	12.3%	15,769.0	65,441.1	3,807.9	6.2%	61,633.2
Selling, general and administrative expenses	481.7	53.2	12.4%	428.5	1,744.7	194.3	12.5%	1,550.4
Amortization of intangibles	72.3	(2.7)	-3.6%	75.0	291.9	4.5	1.6%	287.4
Interest expense	52.1	2.6	5.3%	49.5	208.5	36.0	20.9%	172.5
Interest (income) and other (income) expense, net	(0.4)	(1.3)	N/M *	0.9	1.3	10.7	N/M *	(9.4)

Income before provision for income taxes	673.7	66.4	10.9%	607.3	2,375.8	41.6	1.8%	2,334.2
Provision for income taxes	249.3	20.5	9.0%	228.8	920.1	13.2	1.5%	906.9

Net Income	$424.4	$45.9	12.1%	$378.5	$1,455.7	$28.4	2.0%	$1,427.3

Diluted earnings per share
Weighted average shares outstanding	394.7	(35.5)	-8.3%	430.2	402.3	(49.5)	-11.0%	451.8
Earnings per share	$1.08	$0.20	22.7%	$0.88	$3.62	$0.46	14.6%	$3.16

Gross margin (5)
Product	$1,022.6	$79.2	8.4%	$943.4	$3,644.3	$57.3	1.6%	$3,587.0
Product gross margin percentage	5.5%	-0.2%		5.7%	5.3%	-0.2%		5.5%
Service	$256.8	$39.0	17.9%	$217.8	$977.9	$229.8	30.7%	$748.1
Service gross margin percentage	62.1%	-0.2%		62.3%	65.2%	-4.1%		69.3%
Total	$1,279.4	$118.2	10.2%	$1,161.2	$4,622.2	$287.1	6.6%	$4,335.1
Total gross margin percentage	6.7%	-0.2%		6.9%	6.6%	0.0%		6.6%

(1)	Includes pre-tax merger-related expenses of $43.6 million for the fourth quarter and $80.2 million for the full year of 2011 associated with the pending Express Scripts merger, with $42.3 million and $77.9 million, respectively, in SG&A expenses, and $1.3 million and $2.3 million, respectively, in Cost of product net revenues. Please refer to Table 4a for results excluding merger-related expenses.

(2)	Includes United BioSource Corporation's ("UBC") operating results commencing on the September 16, 2010 acquisition date.

(3)	14-week fiscal quarter and 53-week fiscal year.

(4)	Includes retail co-payments of $2,342 million and $2,275 million for the fourth quarters of 2011 and 2010, and $9,250 million and $9,241 million for the full years ended 2011 and 2010.

(5)	Represents total net revenues minus total cost of revenues.

*	Not meaningful

Medco Health Solutions, Inc.

Consolidated Income Statement Results

Excludes Merger-Related Expenses (1)

(Unaudited)

(In millions, except for per share data)

Table 4a.

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	Quarter Ended			Quarter Ended	Full Year Ended			Full Year Ended
	December 31, 2011 (1) (2) (3)	Variance		December 25, 2010 (2)	December 31, 2011 (1) (2) (3)	Variance		December 25, 2010 (2)
Consolidated income statement results
Retail product revenues (4)	$11,263.5	$1,005.5	9.8%	$10,258.0	$41,907.3	$1,698.0	4.2%	$40,209.3
Mail-order product revenues	7,311.1	988.6	15.6%	6,322.5	26,656.0	1,975.9	8.0%	24,680.1

Total product net revenues (4)	18,574.6	1,994.1	12.0%	16,580.5	68,563.3	3,673.9	5.7%	64,889.4

Client and other service revenues	267.7	44.3	19.8%	223.4	972.2	148.9	18.1%	823.3
Manufacturer service revenues	145.9	19.6	15.5%	126.3	527.8	272.2	N/M *	255.6

Total service revenues	413.6	63.9	18.3%	349.7	1,500.0	421.1	39.0%	1,078.9

Total net revenues (4)	18,988.2	2,058.0	12.2%	16,930.2	70,063.3	4,095.0	6.2%	65,968.3

Cost of product net revenues (4)	17,550.7	1,913.6	12.2%	15,637.1	64,916.7	3,614.3	5.9%	61,302.4
Cost of service revenues	156.8	24.9	18.9%	131.9	522.1	191.3	57.8%	330.8

Total cost of revenues (4)	17,707.5	1,938.5	12.3%	15,769.0	65,438.8	3,805.6	6.2%	61,633.2
Selling, general and administrative expenses	439.4	10.9	2.5%	428.5	1,666.8	116.4	7.5%	1,550.4
Amortization of intangibles	72.3	(2.7)	-3.6%	75.0	291.9	4.5	1.6%	287.4
Interest expense	52.1	2.6	5.3%	49.5	208.5	36.0	20.9%	172.5
Interest (income) and other (income) expense, net	(0.4)	(1.3)	N/M *	0.9	1.3	10.7	N/M *	(9.4)

Income before provision for income taxes	717.3	110.0	18.1%	607.3	2,456.0	121.8	5.2%	2,334.2
Provision for income taxes	265.4	36.6	16.0%	228.8	950.8	43.9	4.8%	906.9

Net Income	$451.9	$73.4	19.4%	$378.5	$1,505.2	$77.9	5.5%	$1,427.3

Diluted earnings per share
Weighted average shares outstanding	394.7	(35.5)	-8.3%	430.2	402.3	(49.5)	-11.0%	451.8
Earnings per share	$1.14	$0.26	29.5%	$0.88	$3.74	$0.58	18.4%	$3.16

Earnings per share, excluding all intangible amortization (5)	$1.25	$0.26	26.3%	$0.99	$4.17	$0.62	17.5%	$3.55

Gross margin (6)
Product	$1,023.9	$80.5	8.5%	$943.4	$3,646.6	$59.6	1.7%	$3,587.0
Product gross margin percentage	5.5%	-0.2%		5.7%	5.3%	-0.2%		5.5%
Service	$256.8	$39.0	17.9%	$217.8	$977.9	$229.8	30.7%	$748.1
Service gross margin percentage	62.1%	-0.2%		62.3%	65.2%	-4.1%		69.3%
Total	$1,280.7	$119.5	10.3%	$1,161.2	$4,624.5	$289.4	6.7%	$4,335.1
Total gross margin percentage	6.7%	-0.2%		6.9%	6.6%	0.0%		6.6%

(1)	Excludes pre-tax merger-related expenses of $43.6 million for the fourth quarter and $80.2 million for the full year of 2011, or $27.5 million and $49.5 million after tax, respectively, associated with the pending Express Scripts merger. Please refer to Table 4 for results including merger-related expenses.

(2)	Includes UBC's operating results commencing on the September 16, 2010 acquisition date.

(3)	14-week fiscal quarter and 53-week fiscal year.

(4)	Includes retail co-payments of $2,342 million and $2,275 million for the fourth quarters of 2011 and 2010, and $9,250 million and $9,241 million for the full years ended 2011 and 2010.

(5)	Please refer to Table 8 for reconciliation of the earnings per share excluding all intangible amortization.

(6)	Represents total net revenues minus total cost of revenues.

*	Not meaningful

Medco Health Solutions, Inc.

Consolidated Selected Information

(Unaudited)

(In millions)

Table 5.

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	Quarter Ended			Quarter Ended	Full Year Ended			Full Year Ended
	December 31, 2011 (1) (2)	Variance		December 25, 2010 (1)	December 31, 2011 (1) (2)	Variance		December 25, 2010 (1)
Volume Information
Generic mail-order prescriptions	20.1	2.6	14.9%	17.5	73.2	5.6	8.3%	67.6
Brand mail-order prescriptions	10.3	(0.1)	-1.0%	10.4	39.9	(2.3)	-5.5%	42.2

Total mail-order prescriptions	30.4	2.5	9.0%	27.9	113.1	3.3	3.0%	109.8
Retail prescriptions	172.7	11.3	7.0%	161.4	644.3	14.0	2.2%	630.3

Total prescriptions	203.1	13.8	7.3%	189.3	757.4	17.3	2.3%	740.1

Adjusted prescriptions (3)	263.1	18.8	7.7%	244.3	980.7	23.7	2.5%	957.0
Adjusted mail-order penetration (4)	34.4%	0.5%		33.9%	34.3%	0.2%		34.1%

Generic Dispensing Rate Information
Retail generic dispensing rate	76.2%	2.4%		73.8%	75.3%	2.6%		72.7%
Mail-order generic dispensing rate	66.1%	3.2%		62.9%	64.8%	3.3%		61.5%
Overall generic dispensing rate	74.7%	2.5%		72.2%	73.8%	2.8%		71.0%

Manufacturer Rebate Information
Rebates earned	$1,694	$216	14.6%	$1,478	$6,208	$402	6.9%	$5,806
Percent of rebates retained	12.0%	-1.0%		13.0%	12.2%	-0.3%		12.5%

Depreciation Information
Cost of revenues depreciation	$16.0	$(0.9)	-5.3%	$16.9	$63.5	$9.4	17.4%	$54.1
SG&A expenses depreciation	42.3	5.4	14.6%	36.9	149.6	14.2	10.5%	135.4

Total depreciation	$58.3	$4.5	8.4%	$53.8	$213.1	$23.6	12.5%	$189.5

(1)	Includes UBC’s operating results commencing on the September 16, 2010 acquisition date.

(2)	14-week fiscal quarter and 53-week fiscal year.

(3)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

(4)	Represents the percentage of adjusted mail-order prescriptions to total adjusted prescriptions.

Medco Health Solutions, Inc.

Consolidated EBITDA

(Unaudited)

(In millions, except for EBITDA per adjusted prescription data)

Table 6.

	September 30,		September 30,	September 30,		September 30,
	Quarters Ended			Full Years Ended
	December 31, 2011 (1) (2)		December 25, 2010 (1)	December 31, 2011 (1) (2)		December 25, 2010 (1)
EBITDA Reconciliation:
Net income	$424.4		$378.5	$1,455.7		$1,427.3
Add:
Interest expense	52.1		49.5	208.5		172.5
Interest (income) and other (income) expense, net	(0.4)		0.9	1.3		(9.4)
Provision for income taxes	249.3	(3)	228.8	920.1	(3)	906.9
Depreciation expense	58.3		53.8	213.1		189.5
Amortization expense	72.3		75.0	291.9		287.4

EBITDA	856.0		786.5	3,090.6		2,974.2

Adjustment for 2011 merger-related expenses (4)	43.6		—	80.2		—

EBITDA, excluding 2011 merger-related expenses	$899.6		$786.5	$3,170.8		$2,974.2

Adjusted prescriptions (5)	263.1		244.3	980.7		957.0

EBITDA per adjusted prescription	$3.25		$3.22	$3.15		$3.11

EBITDA per adjusted prescription, excluding 2011 merger-related expenses	$3.42		$3.22	$3.23		$3.11

(1)	Includes UBC’s operating results commencing on the September 16, 2010 acquisition date.

(2)	14-week fiscal quarter and 53-week fiscal year.

(3)	The fourth-quarter of 2011 includes a tax benefit of $19 million.

(4)	Represents pre-tax merger-related expenses associated with the pending Express Scripts merger.

(5)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

Medco Health Solutions, Inc.

Accredo Health Group (Specialty Pharmacy) Segment Results

(Unaudited)

(In millions)

Table 7.

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	Quarter Ended			Quarter Ended	Full Year Ended			Full Year Ended
	December 31, 2011 (1)	Variance		December 25, 2010	December 31, 2011 (1)	Variance		December 25, 2010
Specialty Pharmacy:
Product net revenues	$3,802.4	$850.2	28.8%	$2,952.2	$13,365.2	$2,119.1	18.8%	$11,246.1
Service revenues	22.2	(5.7)	-20.4%	27.9	79.4	(23.8)	-23.1%	103.2

Total net revenues	3,824.6	844.5	28.3%	2,980.1	13,444.6	2,095.3	18.5%	11,349.3
Total cost of revenues	3,583.6	796.9	28.6%	2,786.7	12,563.3	1,990.2	18.8%	10,573.1
Selling, general and administrative expenses	71.9	(1.0)	-1.4%	72.9	278.7	(16.6)	-5.6%	295.3
Amortization of intangibles	10.5	(0.1)	-0.9%	10.6	42.0	(0.7)	-1.6%	42.7

Operating Income	$158.6	$48.7	44.3%	$109.9	$560.6	$122.4	27.9%	$438.2

Gross Margin (2)	$241.0	$47.6	24.6%	$193.4	$881.3	$105.1	13.5%	$776.2
Gross margin percentage	6.3%	-0.2%		6.5%	6.6%	-0.2%		6.8%

(1)	14-week fiscal quarter and 53-week fiscal year.

(2)	Represents total net revenues minus total cost of revenues.

Medco Health Solutions, Inc.

Earnings Per Share Reconciliation

(Unaudited)

Table 8.

	September 30,	September 30,	September 30,	September 30,
	Quarters Ended		Full Years Ended
	December 31, 2011 (1)	December 25, 2010	December 31, 2011 (1)	December 25, 2010
Earnings Per Share Reconciliation:
GAAP diluted earnings per share	$1.08	$0.88	$3.62	$3.16

Adjustment for merger-related expenses (2)	0.06	—	0.12	—

Diluted earnings per share, excluding merger-related expenses	$1.14	$0.88	$3.74	$3.16

Adjustment for the amortization of intangible assets (3)	0.11	0.11	0.43	0.39

Diluted earnings per share, excluding all intangible amortization and merger-related expenses	$1.25	$0.99	$4.17	$3.55

Diluted earnings per share growth over prior year, excluding all intangible amortization and merger-related expenses		26.3%		17.5%

(1)	14-week fiscal quarter and 53-week fiscal year.

(2)	This adjustment represents the per-share effect of pre-tax merger-related expenses of $43.6 million for the fourth quarter and $80.2 million for the full year of 2011, or $27.5 million and $49.5 million after tax, respectively, associated with the pending Express Scripts merger.

(3)	This adjustment represents the per-share effect of all intangible amortization.

Medco Health Solutions, Inc.

Selected Information

(Unaudited)

(In millions)

Table 9.

Reconciliation of “As Reported” variances to “Adjusted” variances, which exclude the extra week in fiscal 2011:

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	As Reported				Adjusted
	Quarter Ended	Quarter Ended			Quarter Ended	Quarter Ended
	December 31, 2011 (1)	December 25, 2010	Increase/(Decrease)		December 31, 2011 (2)	December 25, 2010	Increase/(Decrease)
Prescriptions administered
Generic mail-order prescriptions	20.1	17.5	2.6	14.9%	18.7	17.5	1.2	6.9%
Brand mail-order prescriptions	10.3	10.4	(0.1)	-1.0%	9.6	10.4	(0.8)	-7.7%

Total mail-order prescriptions	30.4	27.9	2.5	9.0%	28.3	27.9	0.4	1.4%
Retail prescriptions	172.7	161.4	11.3	7.0%	160.4	161.4	(1.0)	-0.6%

Total prescriptions	203.1	189.3	13.8	7.3%	188.7	189.3	(0.6)	-0.3%

Adjusted prescriptions (3)	263.1	244.3	18.8	7.7%	244.3	244.3	—	0.0%

Retail product revenues	$11,263.5	$10,258.0	$1,005.5	9.8%	$10,458.9	$10,258.0	$200.9	2.0%
Mail-order product revenues	7,311.1	6,322.5	988.6	15.6%	6,788.9	6,322.5	466.4	7.4%

Total product net revenues	18,574.6	16,580.5	1,994.1	12.0%	17,247.8	16,580.5	667.3	4.0%

Client and other service revenues	267.7	223.4	44.3	19.8%	248.6	223.4	25.2	11.3%
Manufacturer service revenues	145.9	126.3	19.6	15.5%	135.5	126.3	9.2	7.3%

Total service revenues	413.6	349.7	63.9	18.3%	384.1	349.7	34.4	9.8%

Total net revenues (4)	$18,988.2	$16,930.2	$2,058.0	12.2%	$17,631.9	$16,930.2	$701.7	4.1%

(4) Included in the total net revenues above are specialty pharmacy segment net revenues as follows:

Specialty pharmacy net revenues	$3,824.6	$2,980.1	$844.5	28.3%	$3,551.4	$2,980.1	$571.3	19.2%

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	As Reported				Adjusted
	Full Year Ended	Full Year Ended			Full Year Ended	Full Year Ended
	December 31, 2011 (1)	December 25, 2010	Increase/(Decrease)		December 31, 2011 (2)	December 25, 2010	Increase/(Decrease)
Prescriptions administered
Generic mail-order prescriptions	73.2	67.6	5.6	8.3%	71.8	67.6	4.2	6.2%
Brand mail-order prescriptions	39.9	42.2	(2.3)	-5.5%	39.2	42.2	(3.0)	-7.1%

Total mail-order prescriptions	113.1	109.8	3.3	3.0%	111.0	109.8	1.2	1.1%
Retail prescriptions	644.3	630.3	14.0	2.2%	632.0	630.3	1.7	0.3%

Total prescriptions	757.4	740.1	17.3	2.3%	743.0	740.1	2.9	0.4%

Adjusted prescriptions (3)	980.7	957.0	23.7	2.5%	961.9	957.0	4.9	0.5%

Retail product revenues	$41,907.3	$40,209.3	$1,698.0	4.2%	$41,102.7	$40,209.3	$893.4	2.2%
Mail-order product revenues	26,656.0	24,680.1	1,975.9	8.0%	26,133.8	24,680.1	1,453.7	5.9%

Total product net revenues	68,563.3	64,889.4	3,673.9	5.7%	67,236.5	64,889.4	2,347.1	3.6%

Client and other service revenues	972.2	823.3	148.9	18.1%	953.1	823.3	129.8	15.8%
Manufacturer service revenues	527.8	255.6	272.2	N/M *	517.4	255.6	261.8	N/M *

Total service revenues	1,500.0	1,078.9	421.1	39.0%	1,470.5	1,078.9	391.6	36.3%

Total net revenues (4)	$70,063.3	$65,968.3	$4,095.0	6.2%	$68,707.0	$65,968.3	$2,738.7	4.2%

(4) Included in the total net revenues above are specialty pharmacy segment net revenues as follows:

Specialty pharmacy net revenues	$13,444.6	$11,349.3	$2,095.3	18.5%	$13,171.4	$11,349.3	$1,822.1	16.1%

(1)	14-week fiscal quarter and 53-week fiscal year.

(2)	Adjusted 2011 to reflect a 13-week fiscal quarter and 52-week fiscal year, consistent with fiscal 2010.

(3)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

*	Not meaningful